                                                                    EXHIBIT 12.0
                                                                   (Page 1 of 2)

                         MATTEL, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     (Amounts in thousands, except ratios)

                                For the years ended December 31, (a)(b)
                              ------------------------------------------------
                                2000      1999      1998      1997      1996
                              --------  --------  --------  --------  --------
Earnings available for fixed
 charges:
  Income from continuing
   operations before income
   taxes, cumulative effect
   of changes in accounting
   principles and
   extraordinary items....... $225,424  $170,164  $459,446  $425,082  $536,756
  Less (plus) minority
   interest and undistributed
   income (loss) of less-
   than-majority-owned
   affiliates, net...........      440       145      (165)     (144)      303
  Add:
    Interest expense.........  152,979   131,609   110,833    90,130   100,226
    Appropriate portion of
     rents (c)...............   14,748    11,974    16,262    17,665    19,527
                              --------  --------  --------  --------  --------
    Earnings available for
     fixed charges........... $393,591  $313,892  $586,376  $532,733  $656,812
                              ========  ========  ========  ========  ========
Fixed charges:
  Interest expense........... $152,979  $131,609  $110,833  $ 90,130  $100,226
  Capitalized interest.......      507       527       993       991     1,789
  Appropriate portion of
   rents (c).................   14,748    11,974    16,262    17,665    19,527
                              --------  --------  --------  --------  --------
  Fixed charges.............. $168,234  $144,110  $128,088  $108,786  $121,542
                              ========  ========  ========  ========  ========
Ratio of earnings to fixed
 charges.....................     2.34x     2.18x     4.58x     4.90x     5.40x
                              ========  ========  ========  ========  ========

--------
(a) Although Mattel merged with The Learning Company, Inc. ("Learning Company") in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment was reported as a discontinued operation effective March 31, 2000.

(b) The ratio of earnings to fixed charges for 1996 and 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. ("Tyco") into Mattel, which was accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

                                                                    EXHIBIT 12.0
                                                                   (Page 2 of 2)
                         MATTEL, INC. AND SUBSIDIARIES
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                     (Amounts in thousands, except ratios)

                                 For the Years Ended December 31, (a)(b)
                               ------------------------------------------------
                                 2000      1999      1998      1997      1996
                               --------  --------  --------  --------  --------
Earnings available for fixed
 charges:
  Income from continuing
   operations before income
   taxes, cumulative effect
   of changes in accounting
   principles and
   extraordinary items.......  $225,424  $170,164  $459,446  $425,082  $536,756
  Less (plus) minority
   interest and undistributed
   income (loss) of less-
   than-majority-owned
   affiliates, net...........       440       145      (165)     (144)      303
  Add:
    Interest expense.........   152,979   131,609   110,833    90,130   100,226
    Appropriate portion of
     rents (c)...............    14,748    11,974    16,262    17,665    19,527
                               --------  --------  --------  --------  --------
Earnings available for fixed
 charges.....................  $393,591  $313,892  $586,376  $532,733  $656,812
                               ========  ========  ========  ========  ========
Fixed charges:
  Interest expense...........  $152,979  $131,609  $110,833  $ 90,130  $100,226
  Capitalized interest.......       507       527       993       991     1,789
  Dividends--Series B
   preferred stock...........       --        --        --      2,537     3,406
  Dividends--Series C
   preferred stock...........       --      3,980     7,960     7,968     3,985
  Appropriate portion of
   rents (c).................    14,748    11,974    16,262    17,665    19,527
                               --------  --------  --------  --------  --------
  Fixed charges..............  $168,234  $148,090  $136,048  $119,291  $128,933
                               ========  ========  ========  ========  ========
Ratio of earnings to combined
 fixed charges and preferred
 stock dividends.............      2.34x     2.12x     4.31x     4.47x     5.09x
                               ========  ========  ========  ========  ========

--------
(a) Although Mattel merged with Learning Company in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment was reported as a discontinued operation effective March 31, 2000.

(b) The ratio of earnings to combined fixed charges and preferred stock dividends for 1996 and 1997 has been restated for the effects of the March 1997 merger of Tyco into Mattel, which was accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.